                                                           Exhibit No. EX-99.m.4

                                                                       EXHIBIT D

                                     CLASS R

                                DISTRIBUTION PLAN

     The following  Distribution  Plan (the "Plan") has been adopted pursuant to
Rule l2b-l under the Investment  Company Act of 1940, as amended (the "Act"), by
Delaware Group Limited-Term Government Funds (the "Trust"),  separately for each
Series of the Trust  identified  on Schedule I as amended from time to time (the
"Series")  on behalf of the R Class  shares of each such  Series  identified  on
Schedule I as amended from time to time (the "Class"),  which Trust,  Series and
Classes may do business under these or such other names as the Board of Trustees of the Trust may  designate  from time to time.  The Plan has been approved by a majority of the Board of Trustees,  including a majority of the Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest  in the  operation  of the Plan or in any  agreements  related  thereto
("non-interested  Trustees"), cast in person at a meeting called for the purpose of voting on such Plan.  Such approval by the Trustees  included a determination that in the  exercise  of  reasonable  business  judgment  and in light of their fiduciary  duties,  there is a reasonable  likelihood that the Plan will benefit each such Series and shareholders of each such Class.

     The  Trust is a  business  trust  organized  under the laws of the State of
Delaware,  is authorized to issue different series and classes of securities and is an open-end management  investment company registered under the Act. Delaware
Distributors, L.P. (the "Distributor") is the principal underwriter and national distributor for the Series' shares,  including shares of the Class,  pursuant to the  Distribution  Agreement  between the Distributor and the Trust on behalf of each Series ("Distribution Agreement").

     The Plan provides that:

     l.   The Trust  shall  pay to the  Distributor,  out  of  the  assets  of a particular Class, a monthly fee not to exceed the fee rate set forth on Schedule
I for such Class as may be determined by the Trust's Board of Trustees from time to time.  Such  monthly fee shall be reduced by the  aggregate  sums paid by the
Trust on behalf of the Series to persons other than broker-dealers (the "Service
Providers")  who may,  pursuant to servicing  agreements,  provide to the Series services in the Series' marketing of shares of the Class.

     2.   (a)   The Distributor shall  use the  monies  paid  to it pursuant  to paragraph l above to furnish, or cause or encourage others to furnish,  services and  incentives  in  connection  with the  promotion,  offering  and sale of the relevant Class shares and, where suitable and appropriate, the retention of such
Class shares by shareholders.

          (b)   The Service Providers shall use the monies paid  respectively to them to  reimburse  themselves  for the  actual  costs  they  have  incurred  in confirming  that their  customers  have received the Prospectus and Statement of
Additional  Information,  if  applicable,  and as a fee for (l)  assisting  such customers in maintaining proper records with the Trust, (2) answering  questions relating  to their  respective  accounts,  and (3)  aiding  in  maintaining  the investment of their respective customers in the Class.

     3.   The  Distributor  shall  report  to  the Trust at least monthly on the amount  and the use of the  monies  paid  to it  under  the  Plan.  The  Service
Providers  shall  inform the Trust  monthly and in writing of the  amounts  each claims under the Plan;  both the  Distributor  and the Service  Providers  shall furnish the Board of Trustees  of the Trust with such other  information  as the
Board may reasonably request in connection with the payments made under the Plan and the use thereof by the Distributor and the Service Providers,  respectively, in order to enable the Board to make an informed

                                       D-1

     determination  of the amount of the Trust"  payments  with  respect to each
Class and whether the Plan should be continued with respect to each Class.

     4.   The officers of the Trust shall  furnish  to the  Board of Trustees of the Trust,  for their  review,  on a quarterly  basis,  a written  report of the amounts  expended under the Plan with respect to each Class and the purposes for which such expenditures were made.

     5.   This  Plan  shall   take   effect  with  respect  to  the R Class of a
particular  Series  as of the  effective  date  set  forth  on  Schedule  I (the
"Commencement Date"); thereafter, the Plan shall continue in effect with respect to the R Class of a  particular  Series  for a period of more than one year from the Commencement Date only so long as such continuance is specifically  approved at least  annually by a vote of the Board of  Trustees of the Trust,  and of the non-interested  Trustees,  cast in person at a meeting called for the purpose of voting on such Plan.

     6.   (a)   The Plan may be terminated  as to the R Class of any  particular
Series at any time by vote of a majority  of the  non-interested  Trustees or by vote of a majority of the outstanding voting securities of such Class.

          (b)   The Plan may not be amended as to the R Class of any  particular
Series to increase  materially the amount to be spent for distribution  pursuant to paragraph l hereof without approval by the shareholders of such Class.

     7.   All  material  amendments to  this  Plan  shall  be  approved  by  the non-interested Trustees in the manner described in paragraph 5 above.

     8.   So long as the Plan is in effect, the selection and  nomination of the
Trust's  non-interested  Trustees  shall be committed to the  discretion of such non-interested Trustees.

     9.   The definitions contained in Sections 2(a)(19) and 2(a)(42) of the Act shall govern the meaning of  "interested  person(s)"  and "vote of a majority of the outstanding voting securities," respectively, for the purposes of this Plan.

     This  Plan  shall  take  effect on the  Commencement  Date,  as  previously defined.

May 15, 2003

                                      D-2

                                   SCHEDULE I

     This  Schedule  to  the  Distribution   Agreement  between  Delaware  Group
Limited-Term Government Funds and Delaware Distributors, L.P. entered into as of
May 15, 2003 (the  "Agreement")  lists the Series and Classes for which Delaware
Distributors,  L.P. provides  distribution  services pursuant to this Agreement, along with the 12b-1 Plan rates,  if applicable,  for each class and the date on which the Agreement became effective for each Series.

------------------------------------------ ---------------- ----------------------- ---------------------- ----------------
                                                                                     Portion    designated
                                                             Total  12b-1  Plan Fee  as  Service  Fee Rate
                                                             Rate  (per   annum  of  (per   annum  of  the
                                                             the  Series'   average  Series'       average
                                                             daily    net    assets  daily   net    assets
                                                             represented  by shares  represented        by
Series Name                                 Class Names      of the Class)           shares of the Class)   Effective Date
------------------------------------------ ---------------- ----------------------- ---------------------- ----------------
Delaware Limited-Term  Government Fund     A Class                   .30%                                  April 19, 2001
------------------------------------------ ---------------- ----------------------- ---------------------- ----------------
                                           B Class                  1.00%                   .25%           April 19, 2001
------------------------------------------ ---------------- ----------------------- ---------------------- ----------------
                                           C Class                  1.00%                   .25%           April 19, 2001
------------------------------------------ ---------------- ----------------------- ---------------------- ----------------
                                           R Class                   .60%                                  May 15, 2003
------------------------------------------ ---------------- ----------------------- ---------------------- ----------------
                                           Institutional                                                   April 19, 2001
                                           Class
------------------------------------------ ---------------- ----------------------- ---------------------- ----------------